Exhibit 99.1

Trimble to Acquire Transporeon to Strengthen and Accelerate Connect & Scale Strategy

Scaled Cloud-Based Transportation Management Platform

High Growth & Profitable Software Leader Expands Trimble’s Addressable Market

Expected to be Immediately Accretive to Pro Forma Revenue Growth and Non-GAAP Operating Margin

WESTMINSTER, Colo., December 12, 2022 – Trimble (NASDAQ: TRMB) announced today that it has agreed to acquire Transporeon, a leading cloud-based transportation management software platform, in an all-cash transaction valued at €1.88 billion. Transporeon’s software platform provides modular applications that power a global network for 145,000 carriers and 1,400 shippers and load recipients with an integrated suite of best-in-class sourcing, planning, execution, monitoring and settlement tools. Trimble will acquire Transporeon from Hg, a leading software and services investor and current majority shareholder in the business.

Transporeon’s open platform integrates with more than 3,000 global ERP and transportation management systems, enabling a dense network to facilitate more than 25 million on-platform transports in 2022. Transporeon helps customers increase competitiveness, lower costs, reduce waste and solve complex freight problems through automation, real-time insights and network participation. Transporeon operates predominantly in Europe, as well as in developed markets across the Americas and Asia.

Consistent with its cloud software model, Transporeon has a strong financial profile with recurring revenue representing over 90% of total revenue, with extremely low churn and net retention consistently in excess of 110%. Transporeon will be immediately accretive to Trimble’s revenue growth and margin profile, and has generated profitable growth over the past 15 plus years, through various stages of the economic cycle.

“Transporeon is a leading market player with a large TAM, profitable growth and a platform focused on connected supply chain infrastructure, all of which are highly aligned with Trimble’s Connect & Scale strategy,” said Rob Painter, CEO of Trimble. “Under the leadership of Stephan Sieber and the talented management team, Transporeon has exhibited rapidly increasing network density and an accelerating customer adoption curve. Its solutions are deeply integrated with carriers and shippers, and we are confident the platform will play an increasingly important role in the modernization of supply chains globally. We look forward to working together to enhance and expand on the company’s significant growth trajectory, and to offer enhanced TMS platform solutions to Transporeon customers in Europe and to Trimble customers in the North American market.”

“I am incredibly proud of our team’s dedication and commitment, which has culminated in this exciting transaction,” said Stephan Sieber, CEO of Transporeon. “We have built a remarkable platform and sustained profitable growth to become a leader in this attractive market. This transaction will give us the runway to take what we have created to the next level by uniting our powerful European platform with Trimble’s North American carrier-focused platform. I’m excited to be part of the Trimble team for this next phase of growth.”

Compelling Strategic and Financial Benefits

•

Scaled cloud-based transportation management platform. Transporeon’s platform and network enables 145,000 carriers and logistics service providers and 1,400 shippers and load recipients to managing approximately €48 billion of freight spend and over 25 million transports each year. Network participation has grown continuously over 15 years and the platform integrates with more than 3,000 global ERP, WMS and TMS systems.

•

Growing and profitable market leader in an attractive market, adds to Trimble’s TAM. Transporeon is a scaled, high-growth software platform expected to generate approximately €190 million of revenue in 2023 on a full-year basis, representing approximately 25% growth year-over-year. Transporeon Non-GAAP gross margins in 2023 are expected to be approximately 80%, with Adjusted EBITDA margin of approximately 30% post-closing. The addition of Transporeon expands Trimble’s TAM by approximately $5 billion, with its strong footprint into the European market.

•

Financially and strategically compelling to Trimble shareholders. Greater than 90% of Transporeon revenue is subscription or recurring transactional revenue, and the business consistently achieves greater than 110% net retention with very low churn. The transaction is expected to be immediately growth and margin accretive to Trimble, and neutral to Non-GAAP EPS in 2024.

•

Best-in-class management team. Transporeon’s management team is comprised of leaders in software, transportation, supply chain and logistics, and network management. Our shared culture of innovation and customer-centric solutions will help deliver breakthrough customer value.

•

Enhances productivity and sustainability solutions for Trimble and Transporeon customers. The transportation industry is both a major contributor to global energy consumption and is notoriously inefficient. Transporeon furthers Trimble’s sustainability offering by helping to reduce under-utilized carrier capacity and “empty miles,” and to enhance the tracking, reporting and management of emissions

Transaction Details

The all-cash purchase price of €1.88 billion is expected to be funded through a combination of cash on hand and new indebtedness. In connection with the acquisition, Trimble has obtained €1.88 billion in committed financing, subject to customary conditions. Bank of America is serving as transaction financing provider to Trimble. Trimble is committed to maintaining an investment grade rating and expects to rapidly reduce its leverage by limiting additional acquisitions and temporarily suspending share buybacks.

The Transporeon business will be reported as part of Trimble’s Transportation segment.

Timing and Approvals

The transaction is expected to close in the first half of 2023, subject to customary closing conditions including regulatory approvals.

Investor Conference Call Scheduled for Tuesday, December 13, 2022 at 8am Eastern Time

Trimble will hold a conference call on December 13, 2022 at 8:00 a.m. ET to discuss the transaction. An accompanying slide presentation will be made available on the “Investors” section of the Trimble website, www.trimble.com, under the subheading “Events & Presentations.” The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (888) 660-6347 (U.S.) or (929) 201-6594 (international). The conference ID is 1043223. The replay will also be available on the web at the address above.

Advisors

Centerview Partners is serving as Trimble’s exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as Trimble’s legal counsel. BofA Securities, Inc. is serving as sole lead arranger and sole bookrunner on the transaction financing. Goldman Sachs is serving as Transporeon’s exclusive financial advisor, and Latham & Watkins LLP is serving as Hg’s legal counsel.

About Transporeon

At Transporeon, our mission is to bring transportation in sync with the world. We power the largest global freight network of +1,300 industrial shippers, +100 large retailers and +145,000 carriers and logistics service providers. They execute 220,000 transactions per day on our platform and process around €48bn in freight spend per year.

Our leading Transportation Management Platform connects all actors along the supply chain. It facilitates collaboration between the different parties, helps to automate manual processes and provides valuable real-time insights. The modular Application Hubs solve specific logistics challenges and range from freight sourcing over transport execution and dock and yard management to freight audit and payment. Data hubs provide insights into logistics operations, market developments and carbon emissions, next to ensuring transparency in the supply chain through visibility. Our platform works across all geographies and all modes of transportation, empowering logistics teams to move, manage and monitor freight.

Transporeon is headquartered in Ulm, Germany, and maintains 18 offices around the globe with +1,400 employees across 27 countries. For more information visit www.transporeon.com.

About Trimble

Trimble is an industrial technology company transforming the way the world works by delivering solutions that enable our customers to thrive. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products to enterprise lifecycle solutions, Trimble is transforming industries such as agriculture, construction, geospatial and transportation. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the planned Transporeon acquisition and the timing and financing thereof, the impact of the Transporeon acquisition on Trimble’s financial results and results for the transportation segment, the benefits to Transporeon’s current and future customers from Trimble’s portfolio and expertise, and the anticipated effects on Trimble’s growth. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this news release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisition, (ii) Trimble’s inability to successfully integrate Transporeon’s solutions with Trimble’s other solutions to deliver enhanced product offerings, (iii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, (iv) the failure to maintain an investment grade rating, (v) loss of key employees or customers following the acquisition, including the failure to retain Transporeon’s management team, (vi) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of Transporeon with Trimble, (vii) inability to accurately forecast the performance of Transporeon resulting in unforeseen adverse effects on Trimble’s operating results, (viii) failure to satisfy the conditions to the completion of the acquisition on the anticipated schedule, or at all, and (ix) estimated synergies between Transporeon and Trimble as well as estimated purchase price accounting impacts, being estimated and materially different from actual results. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including Trimble’s quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect Trimble’s position as of the date of this news release. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

When Trimble provides its expectations for the impact the Transporeon acquisition will have on Trimble’s revenue and non-GAAP operating margins, Adjusted EBITDA margins, as well as its non-GAAP net income per share, on a forward-looking basis, a reconciliation of the differences between non-GAAP expectations and the corresponding GAAP measures (GAAP operating margins and net income per share) is not available without unreasonable effort. Trimble has not determined the fair value of acquired intangible assets and related annual amortization expense that would be required to provide the corresponding GAAP measure. In addition, Trimble has not confirmed that revenue recognized at Transporeon is consistent with how Trimble recognizes revenue or determined the effects of purchase accounting adjustments for the acquisition. The variability of the items that have not yet been determined may have a significant, and potentially unpredictable, impact on Trimble’s future GAAP results.

Additional financial information about Trimble’s use of Non-GAAP can be found on the Investor Relations page of the Trimble website at https://investor.trimble.com/financial-information.

Contacts

For Trimble

Lea Ann McNabb, Trimble, +1 408-481-7808, leaann_mcnabb@trimble.com

John Christiansen/Peter Siwinski/Sebastian Mewissen, FGS Global, + 1 415-618-8750/+49 211 43079-0, Trimble@FGSGlobal.com

For Transporeon

Kathrin Rosumek, Transporeon, +49 160 99502655, kathrin.rosumek@transporeon.com